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Exhibit 10.8

BOISE CASCADE CORPORATION

1987 BOARD OF DIRECTORS DEFERRED COMPENSATION PLAN

(As Amended Through September 26, 2003)

        1.     Purpose of the Plan. The purpose of the Boise Cascade Corporation 1987 Board of Directors Deferred Compensation Plan (the "Plan") is to further the growth and development of Boise Cascade Corporation (the "Company") by providing directors of the Company the opportunity to defer a portion or all of their compensation and thereby encourage their productive efforts.

        2.     Definitions.

          2.1   Change in Control. A Change in Control shall be deemed to have occurred if:

            (a)   Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 25% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities, and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 2.1(c)(i) shall not be deemed to be a Change in Control of the Company; or

            (b)   The following individuals cease for any reason to constitute at least a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least 2/3rds of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

            (c)   The consummation of a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation other than (i) a merger or consolidation which would result in both (a) Continuing Directors continuing to constitute at least a majority of the number of directors of the combined entity immediately following consummation of such merger or consolidation, and (b) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided that securities acquired directly from the Company shall not be included unless the Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 25% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities; and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 2.1(c)(i) shall not be deemed to be a Change in Control of the Company; or

            (d)   The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

        A transaction described in Section 2.1(c) which is not a Change in Control of the Company solely due to the operation of Subsection 2.1(c)(i)(a) will nevertheless constitute a Change in Control of the Company if the Board determines, prior to the consummation of the transaction, that there is not a reasonable assurance that, for at least two years following the consummation of the transaction, at least a majority of the members of the board of directors of the surviving entity or any parent will continue to consist of Continuing Directors and individuals whose election or nomination for election by the shareholders of the surviving entity or any parent would be approved by a vote of at least two-thirds of the Continuing Directors and individuals whose election or nomination for election has previously been so approved.

        For purposes of this section, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        For purposes of this section, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that "Person" shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) an individual, entity or group that is permitted to and does report its beneficial ownership of securities of the Company on Schedule 13G under the Exchange Act (or any successor schedule), provided that if the individual, entity or group later becomes required to or does report its ownership of Company securities on Schedule 13D under the Exchange Act (or any successor schedule), then the individual, person or group shall be deemed to be a Person as of the first date on which the individual, person or group becomes required to or does report its ownership on Schedule 13D.

          2.2   Committee. The Executive Compensation Committee of the Company's Board of Directors or any successor to the Committee.

          2.3   Compensation. A Participant's fees for services rendered by a Participant as a Director during a calendar year. Compensation shall not include any amounts paid by the Company to a Participant that are not strictly in consideration for personal services, such as expense reimbursements.

          2.4   Deferred Compensation Agreement. A written agreement between a Participant and the Company, whereby a Participant agrees to defer a portion of his or her Compensation pursuant to the provisions of the Plan, and the Company agrees to make benefit payments in accordance with the provisions of the Plan.

          2.5   Deferred Compensation and Benefits Trust. The irrevocable trust (the "DCB Trust") established by the Company with an independent trustee for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which will be subject to claims of the Company's creditors in the event of bankruptcy or insolvency.

          2.6   Director. A member of the Board of Directors of Boise Cascade Corporation as elected by the shareholders.

          2.7   Early Benefit Commencement Date. The date of a Participant's Termination as a Director for reasons other than death, prior to attainment of age 72.

          2.8   Minimum Death Benefit. The Minimum Death Benefit shall be equal to the sum of the following:

            (a)   The Minimum Death Benefit to which a Participant is entitled for the deferrals and corresponding Company Contributions made to the Plan for the period January 1, 1988, through December 31, 1991, which shall be an amount equal to 1.5 times the Participant's total expected deferrals, up to a maximum of $500,000.

        and

            (b)   The Minimum Death Benefit to which a Participant is entitled for the deferrals and corresponding Company Contributions to the Plan for the period January 1, 1992, through December 31, 1995, which shall be an amount equal to 1.5 times the Participant's total expected deferrals, up to a maximum of $500,000.

        The amount of the Minimum Death Benefit payable under this Section 2.8 shall be subject to adjustment in the event there is an alteration of the amount to be deferred as provided in Section 4.3.

          2.9   Moody's Times 130%. The Company shall accumulate the Participant's deferred compensation with monthly interest equivalent to an annualized rate of 130% times Moody's Composite Average of Yields on Corporate Bonds for the preceding calendar month as determined from Moody's Bond Record published by Moody's Investor's Service, Inc. (or any successor thereto), or, if such monthly yield is no longer published, a substantially similar average selected by the Board.

          2.10 Normal Retirement Date. The first day of the month on or after a Participant's 72nd birthday.

          2.11 Participant. A Director who has entered into a written Deferred Compensation Agreement with the Company in accordance with the provisions of the Plan.

          2.12 Termination. The Participant's ceasing to be a Director of the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of early retirement, normal retirement, or death.

        3.     Administration and Interpretation. The Committee shall have final discretion, responsibility, and authority to administer and interpret the Plan. This includes the discretion and authority to determine all questions of fact, eligibility, or benefits relating to the Plan. The Committee may also adopt any rules it deems necessary to administer the Plan. The Committee's responsibilities for administration and interpretation of the Plan shall be exercised by Company employees who have been assigned those responsibilities by the Company's management. Any Company employee exercising responsibilities relating to the Plan in accordance with this section shall be deemed to have been delegated the discretionary authority vested in the Committee with respect to those responsibilities, unless limited in writing by the Committee. Any Participant may appeal any action or decision of these employees to the Company's General Counsel and may request that the Committee reconsider decisions of the General Counsel. Any interpretation by the Committee shall be final and binding on the Participants.

        4.     Participant Compensation Deferral.

          4.1   Compensation Deferral. Prior to January 1, 1988, a Director who wishes to participate in the Plan shall execute a written Deferred Compensation Agreement, in the format provided by the

  Company, whereby the Director elects to defer a portion of his or her Compensation otherwise earned and payable on or after January 1, 1988, and through the 4-year period ending December 31, 1991. Prior to January 1, 1992, a Director who wishes to participate in the Plan for the period from January 1, 1992, through December 31, 1995, shall execute a written Deferred Compensation Agreement covering such period. The amount of annual Compensation to be deferred shall be specified in the Deferred Compensation Agreement. The period during which Compensation is deferred shall be the calendar years specified in the Deferred Compensation Agreement immediately following 1987. The amount deferred shall result in corresponding reductions in the Compensation payable to a Participant.

          4.2   Participation After January 1, 1988. A Director who first attains such status subsequent to January 1, 1988, and prior to December 31, 1991, shall be entitled to participate in the Plan until December 31, 1991, and shall be bound by all the other terms and conditions of the Plan. A Director who first attains such status subsequent to January 1, 1992, and prior to December 31, 1995, shall be entitled to participate in the Plan until December 31, 1995, and shall be bound by all the other terms and conditions of the Plan. A Director shall complete a Deferred Compensation Agreement within 30 days of becoming eligible and being notified of the terms and conditions of the Plan. Contributions to the Plan shall commence the first of the month following the completion of the Deferred Compensation Agreement. The Company shall notify a new Participant promptly upon becoming eligible.

          4.3   Alteration of Compensation Deferral. The amount of Compensation to be deferred, once selected by a Participant, shall be irrevocable except upon written approval by the Company. A request to alter the amount of Compensation deferred must be submitted by a Participant in writing to the Company prior to January 1 of the year for which such modification is requested and shall detail the reasons for the modification. If a modification of the deferral amount is granted by the Company, the modification shall affect only future years of participation, and all benefits under the Plan shall be adjusted to reflect the new deferred amount and also to reflect any costs incurred by the Company to effect the adjusted benefits payable to the Participant.

        5.     Payment of Deferred Amounts.

          5.1   Participant Account. The Company shall maintain for each Participant an account by accumulating his or her deferred Compensation and, each month, the account shall be updated with a monthly rate of interest equal to Moody's Times 130%.

          5.2   Benefits. Upon Termination for reasons other than disability, after completing 5 Years of Participation, or after attaining age 55 with 10 or more Years of Service, a Participant shall be paid his or her account in a lump sum or in equal quarterly installments calculated to distribute his or her account plus accrued interest for a period of not more than 15 years. Payments shall commence on the date and shall be made in the manner elected by the Participant in the Deferred Compensation Agreement. Unpaid balances under the installment election continue to earn interest at the rate of Moody's Times 130%. If a Participant does not make an election, his or her account shall be paid out in quarterly installments over 15 years beginning January 1 of the year following Termination. The Participant may request other forms of payout which are subject to approval by the Company, pursuant to Section 5.3.

          5.3   Change of Election. A Participant may request a change in the payout election any time prior to January 1 of the year benefits are scheduled to be paid, provided that the request is received by the Committee at least 30 days prior to the date benefits are scheduled to be paid. The changed payout election must be one of the payout options in the original deferral agreement. Such request must be in writing and shall be approved or denied at the sole discretion of the Committee. No change will be permitted that would allow a payment to be made earlier than originally elected in the Deferred Compensation Agreement.

        Notwithstanding any provision in this Plan to the contrary, a Participant or Beneficiary may at any time request a single lump-sum payment of the amount credited to an account or accounts of the Participant under the Plan. The amount of the payment shall be equal to (i) the Participant's accumulated account balance under the Plan as of the payment date, reduced by (ii) an amount equal to 10% of such accumulated account balance. This lump-sum payment shall be subject to withholding of federal, state, and other taxes to the extent applicable. This request must be made in writing to the Committee. The lump-sum payment shall be made within 30 days of the date on which the Committee received the request for the distribution. If a request is made under this provision, the Participant shall not be eligible to participate in any nonqualified deferred compensation plan maintained by the Company, including this Plan, for a period of 12 months after such request is made. In addition, in such event any deferred compensation agreement under any nonqualified deferred compensation plan of the Company shall not be effective with respect to Compensation payable to the Participant during this 12-month period.

          5.4   Payment on Death After Benefits Commence. If a Participant dies after his or her benefits have commenced and prior to the distribution of his or her entire Participant Account, his or her beneficiary shall receive any benefit payments in accordance with the Deferred Compensation Agreement.

          5.5   Death Benefit. If a Participant should die prior to the commencement of Plan distributions, the Company shall pay his or her designated beneficiary or beneficiaries the greater of the accumulated account balance or the Minimum Death Benefit. Payments shall be made as specified in the Deferred Compensation Agreement. The Participant Account shall be updated with a monthly rate of interest of Moody's Times 130%.

          5.6   Recipient of Payments; Designation of Beneficiary. All payments to be made by the Company shall be made to the Participant, if living. If a Participant dies before receiving all benefit payments, all subsequent payments under the Plan shall be made to the beneficiary or beneficiaries of the Participant. The Participant shall designate a beneficiary by filing a written notice of such designation with the Company in such form as the Company may prescribe. If no designation shall be in effect at the time when any benefits payable under this Plan shall become due, the beneficiary shall be the spouse of the Participant, or if no spouse is then living, the representatives of the Participant's estate.

          5.7   Reduction in Benefits. In connection with participation in this Plan, the Company may require the completion of health questionnaires and the taking of physical examinations by Participants. Notwithstanding any other provision of the Plan, in the event of a Participant's death during the first 2 years of his or her participation in the Plan, if his or her death is the result of suicide, or if a Participant made any material misstatement or failed to make a material disclosure of information in connection with his or her application for participation in the Plan, then in lieu of any other benefits payable under the Plan the Company shall distribute to the Participant or his or her designated beneficiary or beneficiaries a lump-sum payment of his or her accumulated account balance and no Minimum Death Benefit shall be payable. The Company, at its sole discretion, may extend to a Participant or his or her beneficiary or beneficiaries other benefits provided under the Plan.

        6.     Miscellaneous.

          6.1   Assignability. A Participant's rights and interests under the Plan may not be assigned or transferred except, in the event of the Participant's death, to his or her designated beneficiary, or in the absence of a designation, by will or to his or her legal representative.

          6.2   Taxes. The Company shall deduct from all payments made under this Plan all applicable federal or state taxes required by law to be withheld.

          6.3   Construction. The Plan shall be construed according to the laws of the state of Idaho.

          6.4   Form of Communication. Any election, application, claim, notice or other communication required or permitted to be made by a Participant to the Committee or the Company shall be made in writing and in such form as the Company may prescribe. Such communication shall be effective upon receipt by the Company's Salaried and Executive Compensation Manager at 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001.

        7.     Amendment and Termination. The Company, acting through the Board of Directors or any committee of the Board of Directors, may, at its sole discretion, amend or terminate the Plan at any time, provided that the amendment or termination shall not adversely affect the vested or accrued rights or benefits of any Participant without the Participant's prior consent.

        8.     Unsecured General Creditor. Except as provided in Section 9, Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of the Company. The assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all Company assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be an unfunded and unsecured promise of the Company to pay money in the future.

        9.     Deferred Compensation and Benefits Trust. Upon the occurrence of a Change in Control of the Company or at any time thereafter, the Company, in its sole discretion, may transfer to the DCB Trust cash, marketable securities, or other property acceptable to the trustee to pay the Company's obligations under this Plan in whole or in part (the "Funding Amount"). Any cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee subject to and in accordance with the terms of the DCB Trust. In addition, from time to time, the Company may make additional transfers of cash, marketable securities, or other property acceptable to the trustee as desired by the Company in its sole discretion to maintain or increase the Funding Amount with respect to this Plan. The assets of the DCB Trust, if any, shall be used to pay benefits under this Plan, except to the extent the Company pays such benefits. The Company and any successor shall continue to be liable for the ultimate payment of those benefits.

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  Exhibit 10.8
BOISE CASCADE CORPORATION 1987 BOARD OF DIRECTORS DEFERRED COMPENSATION PLAN (As Amended Through September 26, 2003)